CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Jennison Small Company Fund, Inc. of our report dated November 17, 2020, relating to the financial statements and financial highlights, which appears in PGIM Jennison Small Company Fund's Annual Report on Form N-CSR for the year ended September 30, 2020. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

November 23, 2020